                                  SCHEDULE 14C

                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                (AMENDMENT NO. 2)
                                _________________



                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           Check the appropriate box:


[X]    Preliminary Information Statement    [ ]   Confidential, for Use of
[ ]    Definitive Information Statement           the Commission Only (as
                                                  permitted by Rule 14c-5(d)(2))

                           RETURN ASSURED INCORPORATED
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction:  N/A

(5) Total fee paid:  N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:  N/A

(2) Form, Schedule or Registration Statement No.:  N/A

(3) Filing Party:  N/A

(4) Date Filed:  N/A

                           RETURN ASSURED INCORPORATED
                         5962 La Place Court, Suite 230
                               Carlsbad, CA 92008



                        INFORMATION STATEMENT AND NOTICE
                        OF ACTION TAKEN WITHOUT A MEETING



This Information Statement and Notice of Action Taken Without a Meeting is being furnished by the Board of Directors of Return Assured Incorporated (the "Company") to the Company's stockholders to advise them of the following corporate actions (the "Corporate Actions") taken by the Board of Directors and the holders of a majority of the Company's voting stock ("Majority Stockholders") by written consent:




          -    Amendments to the Company's Certificate of Incorporation to:

               - increase the number of authorized shares of the Company's capital stock from 51,000,000 shares to 105,000,000 shares, of which 100,000,000 shares shall be Common Stock, par value $0.001 per share, and 5,000,000 shares shall be preferred stock, par value $0.001 per share;

               - reverse split the outstanding shares of the Company's Common Stock on a one-for-sixty basis, so that every sixty issued and outstanding shares of Common Stock before the split shall represent one share of Common Stock after the split with all fractional shares equal to or greater than .50 rounded up to the next whole share and those less than .50 eliminated and paid for in cash;

               -    change the name of the Company to "EliteJet Holdings, Inc.";
                    and

          - Acquisition of all of the issued and outstanding capital stock of EliteJet, Inc., a Nevada corporation.


The Corporate Actions for the increase in the number of authorized shares of the Company's capital stock and the reverse stock split were approved by our Board of Directors by written consent on March 15, 2002 and the Majority Stockholders by written consent on April 23, 2002. The Corporate Actions for the acquisition of EliteJet, Inc. and the change in name of the Company to "EliteJet Holdings, Inc." were approved by our Board of Directors and the Majority Stockholders by written consent on April 25, 2002. The Corporate Action for the amendment to the terms of the acquisition of EliteJet, Inc. was approved by our Board of Directors and the Majority Stockholders by written consent on April 27, 2002. In accordance with the regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Corporate Actions will not become effective until 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to file the amendment to our Certificate of Incorporation with the Delaware Department of State. A copy of the form of Certificate of Amendment of the Certificate of Incorporation is attached to this Information Statement. The increase in our authorized number of shares, the reverse stock split and the change of our name to EliteJet Holdings, Inc. will become effective at the time of such filing. The acquisition of EliteJet, Inc. will become effective promptly following the expiration of the 20-day period.




Approval of the Corporate Actions requires the affirmative vote of a majority of the outstanding shares of our voting capital stock. Our Common Stock is our only voting stock. Holders of our Common Stock are entitled to one vote for each share of Common Stock held. The total number of shares of our Common Stock outstanding on each of April 23, 2002, April 25, 2002 and April 27, 2002 was 35,834,012. The Majority Stockholders held 18,894,860 shares (approximately 52.8%) of our Common Stock on each of April 23, 2002, April 25, 2002 and April 27, 2002.




The names and the number of shares of Common Stock held by each of the Majority Stockholders is as follows:


     Name                  Number of Shares Held
     ----                  ---------------------
     Matthew J. Sebal      14,300,000
     Todd Cusolle             900,000
     Peter Coker, Sr.       1,624,460
     Michael Sweatman           5,400
     Darren Lozinik           300,000
     KGL Investments Ltd.   1,765,000
                           ----------
     Total                 18,894,860
                           ==========



Section 228 of the Delaware General Corporation Law ("Delaware GCL") permits stockholder action by written consent in lieu of a meeting of stockholders if holders of a sufficient number of voting shares consent to the actions in writing. Accordingly, all corporate actions necessary to authorize and approve the Corporate Actions have been taken.



Your consent is not required and is not being solicited in connection with the approval of the Corporate Actions. Stockholders have no right under Delaware law or the Company's Certificate of Incorporation or Bylaws to dissent from any of the Corporate Actions. This Information Statement is furnished solely for the purpose of informing you of these Corporate Actions before they take effect in the manner required under the Exchange Act.




Only stockholders of record of the Company's voting stock outstanding at the close of business on May 24, 2002 (the "Record Date") are entitled to receive this Information Statement and Notice of Action Taken Without a Meeting. This Information Statement is first being mailed to such stockholders on or about ____________, 2002.

Our principal executive office is located at 5962 La Place Court, Suite 230, Carlsbad, CA 92008.

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT AND NOTICE OF ACTION TAKEN WITHOUT A MEETING. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


1. REVERSE STOCK SPLIT

On March 15, 2002, our Board of Directors approved an amendment to our Certificate of Incorporation to effect a one-for-sixty reverse stock split (the "Reverse Stock Split") of the Company's issued and outstanding Common Stock. The Majority Stockholders approved the Reverse Stock Split on April 23, 2002 by written consent. The approval by our Board of Directors and the Majority Stockholders is adequate under Delaware law to effect the Reverse Stock Split. The Reverse Stock Split will become effective (the "Reverse Stock Split Effective Date") upon the filing of the amendment to our Certificate of Incorporation with the Delaware Department of State. The Corporate Action approving the amendment to our Certificate of Incorporation for the Reverse Stock Split will not become effective until 20 days after we have mailed this Information Statement to our stockholders. We intend to file the amendment promptly following the expiration of this 20-day period. A copy of the form of Certificate of Amendment of the Certificate of Incorporation is attached to this Information Statement. Stockholders have no right under Delaware law or the Company's Certificate of Incorporation or Bylaws to dissent from the Reverse Stock Split.


On the Reverse Stock Split Effective Date, each sixty shares of our Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Date (the "Old Common Stock") will automatically and without any action on the part of the stockholders be converted into one share of our Common Stock (the "New Common Stock"). From and after the Reverse Stock Split Effective Date, all fractional shares resulting from the Reverse Stock Split equal to or greater than .50 shall be rounded up to the next whole share and those less than .50 shall be eliminated and paid for in cash. Accordingly, any stockholder who has less than 30 shares of Old Common Stock will be paid in cash for such shares and shall no longer be a stockholder of the Company upon the Reverse Stock Split Effective Date. The Reverse Stock Split will not materially affect the proportionate equity interest in the Company of any holder of Old Common Stock or the relative rights, preferences, privileges or priorities of any such stockholder.


          EXCHANGE OF STOCK CERTIFICATES; PAYMENT FOR FRACTIONAL SHARES

Shortly after the Reverse Stock Split Effective Date, stockholders will be asked to surrender their certificates representing shares of Old Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing shares of New Common Stock will be issued and forwarded to the stockholders; however, each certificate representing shares of Old Common Stock will continue to be valid and represent the number of shares of New Common Stock equal to the number of shares of Old Common Stock adjusted for the Reverse Stock Split. Cash payments to be made in lieu of fractional shares will not be made until a stockholder's certificate representing shares of Old Common Stock are surrendered pursuant to the letter of transmittal. The price payable by the Company for shares of Old Common Stock which cannot be exchanged for a whole share of New Common Stock will be equal to the product of (a) the number of shares of Old Common Stock which cannot be exchanged for a whole share of New Common Stock and (b) the average of the closing price of one share of Old Common Stock as reported on the OTC Bulletin Board for the 10 business days immediately preceding the Reverse Split Effective Date for which transactions in the Existing Common are reported. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

                       SOURCE OF FUNDS; NUMBER OF HOLDERS

The funds required to purchase the fractional shares are available and will be paid from our current cash reserves. We cannot predict with certainty the number of fractional shares or the total amount that we will be required to pay for fractional share interests. As a result of the Reverse Stock Split, we do not anticipate that the funds necessary to effect the cancellation of fractional shares will be material or that the number of holders of record or beneficial owners of Old Common Stock or New Common Stock will change significantly.

                          PURPOSE OF THE REVERSE SPLIT

The Board believes that the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and the investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock. The Board also believes that the Reverse Stock Split may result in a broader market for the Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Stock Split Effective Date.

Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower-priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower-priced stocks economically unattractive to brokers. In addition, the structure of trading commissions tends to have an adverse impact upon holders of lower-priced stock because the brokerage commission on a sale of lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be equal to the applicable multiple of the market price per share of Old Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Stockholders should be aware that we cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

                        EFFECT OF THE REVERSE STOCK SPLIT


Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock. Separate action is being taken to increase the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares (see the section below entitled "Increase in the Number of Authorized Shares of Capital Stock"). The Reverse Stock Split will not materially affect the proportionate equity interest in the Company of any holder of Old Common Stock or the relative rights, preferences, privileges or priorities of any such stockholder.



Stockholders should note that certain disadvantages may result from the adoption of the Reverse Stock Split. The number of outstanding shares of Common Stock will be decreased as a result of the Reverse Stock Split, but the number of authorized shares of Common Stock will not be decreased. The Company will therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain stockholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing stockholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.


The par value of the Common Stock will remain at $.001 per share following the Reverse Stock Split, and the number of shares of Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not materially affect the Company's total stockholders' equity. All share and per share information would be retroactively adjusted following the Reverse Stock Split Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not effect the registration of the Common Stock under the Exchange Act. After the Reverse Stock Split Effective Date, trades of the New Common Stock will be reported on the Nasdaq electronic "Bulletin Board" under the Company's current symbol RTRN, which will be changed in connection with our name change (see item below entitled "Corporate Name Change").



           FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT


We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. We believe that because the Reverse Stock Split is not part of a plan to increase any stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the federal income tax effects set forth below.



Except as described below with respect to cash received in lieu of fractional share interests, the receipt of New Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of New Common Stock received as a result of the Reverse Stock Split (when added to the basis for any fractional share interest to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the Old Common Stock exchanged for New Common Stock. The per share tax basis of the New Common Stock is based on the tax basis of the Old Common Stock for which the New Common Stock is exchanged. For the purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common Stock subsequent to the Reverse Stock Split, a stockholder's holding period for the shares of Old Common Stock will be included in the holding period for the New Common Stock received as a result of the Reverse Stock Split.



A stockholder who receives cash in lieu of fractional shares of New Common Stock will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of New Common Stock and, except for dealers, will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional shares.


The Reverse Stock Split will constitute a reorganization within the meaning of
Section 368(a)(1)(E) of the Internal Revenue Code or will otherwise qualify for general nonrecognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

THE DISCUSSION SET FORTH ABOVE RELATES TO THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.



2. INCREASE IN NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

On March 15, 2002, our Board of Directors approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of capital stock from 51,000,000 shares to 105,000,000 shares, of which 100,000,000 shares shall be Common Stock, par value $.001 per share, and 5,000,000 shares shall be Preferred Stock, par value $.001 per share (the "Stock Increase"). The Majority Stockholders approved the Stock Increase on April 23, 2002 by written consent. The approval by our Board of Directors and by the Majority Stockholders is adequate under Delaware law to effect the Stock Increase. The Stock Increase will become effective upon the filing of the amendment to our Certificate of Incorporation with the Delaware Department of State. The Corporate Action approving the amendment to our Certificate of Incorporation for the Stock Increase will not become effective until 20 days after we have mailed this Information Statement to our stockholders. We intend to file the amendment promptly following the expiration of this 20-day period. A copy of the form of Certificate of Amendment of the Certificate of Incorporation is attached to this Information Statement. Stockholders have no right under Delaware law or the Company's Certificate of Incorporation or Bylaws to dissent from the Stock Increase.


The Board believes that the Stock Increase is desirable in order to provide the Company with a greater degree of flexibility to issue shares of Common Stock, without the expense and delay of a special stockholders' meeting, in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.


Authorized but unissued shares of Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or stock exchange policies.


The Stock Increase will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

The Stock Increase with respect to the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt.


3. ACQUISITION OF ELITEJET, INC.


On April 25, 2002 our Board of Directors and Majority Stockholders approved the acquisition of all of the issued and outstanding capital stock of EliteJet, Inc., a Nevada corporation ("EliteJet"), by written consent (the "EliteJet Acquisition"). On April 27, 2002, our Board of Directors and Majority Stockholders approved an amendment to the terms of the EliteJet Acquisition (the "Amended EliteJet Acquisition") by written consent. The approval by our Board of Directors and by the Majority Stockholders is adequate under Delaware law to effect both the EliteJet Acquisition and the Amended EliteJet Acquisition. The Corporate Actions approving the EliteJet Acquisition and the Amended EliteJet Acquisition will not become effective until 20 days after we have mailed this Information Statement to our stockholders. A copy of the amended agreement is attached to this Information Statement. Stockholders have no right under Delaware law or the Company's Certificate of Incorporation or Bylaws to dissent from either the EliteJet Acquisition or the Amended EliteJet Acquisition.


In connection with the EliteJet Acquisition, we have agreed to acquire all of the issued and outstanding capital stock of EliteJet in exchange for the issuance of 7,000,000 shares of Common Stock to the sole stockholder of EliteJet. The transaction and the contemplated issuance of Common Stock to the EliteJet stockholder will be effectuated pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. The issuance of the 7,000,000 shares of Common Stock to the EliteJet stockholder will result in a change in control of the Company and will dilute the value of current shareholders' existing shares of Common Stock.


In connection with the Amended EliteJet Acquisition, the acquisition agreement pursuant to which we agreed to acquire EliteJet was amended to clarify that the shares of Common Stock to be issued to the EliteJet stockholder represent shares of Common Stock after taking into account the contemplated change in the Company's capitalization pursuant to the 1 for 60 reverse stock split of the

Common Stock approved by the Board of Directors of the Company on March 15, 2002 and the Majority Stockholders by written consent on April 23, 2002 and described in the Section of this Information Statement entitled "Reverse Stock Split."

EliteJet was incorporated on November 16, 1999. EliteJet is in the business of owning, managing, operating and chartering aircraft in connection with providing private and corporate aviation services to individuals and businesses through its fractional share aircraft ownership program.



EliteJet's fractional ownership program permits customers to acquire a specific percentage of a limited liability company which entitles them to utilize EliteJet aircraft for a specified number of flight hours per annum. In addition, EliteJet provides management, ground support and flight operation services to customers after the sale. EliteJet's revenues derive from the management and usage fees charged to clients in connection with flight operations.




See below for EliteJet's financial statements for the year ended December 31, 2001 and the quarter ended March 31, 2002 and management's discussion and analysis of financial condition and results of operations for these periods.



4.  CORPORATE NAME CHANGE


On April 25, 2002, our Board of Directors approved an amendment to our Certificate of Incorporation to change our name to EliteJet Holdings, Inc. The Majority Stockholders approved the name change on April 23, 2002 by written consent. The approval by our Board of Directors and by the Majority Stockholders is adequate under Delaware law to effect the name change. The name change will become effective upon the filing of the amendment to our Certificate of Incorporation with the Delaware Department of State. The Corporate Action approving the amendment to our Certificate of Incorporation for the name change will not become effective until 20 days after we have mailed this Information Statement to our stockholders. We intend to file the amendment promptly following the expiration of this 20-day period. A copy of the form of Certificate of Amendment of the Certificate of Incorporation is attached to this Information Statement. Stockholders have no right under Delaware law or the Company's Certificate of Incorporation or Bylaws to dissent from the name change.


We believe that it is in the best interest of the Company and our stockholders to continue our operations under a new name. We recently acquired EliteJet, Inc., a Nevada corporation engaged in the business of owning, managing, operating and chartering aircraft in connection with providing private and corporate aviation services to individuals and businesses. At this time, our operations consist solely of the operations of EliteJet, Inc. Our board believes that the Company would benefit from a name that reflects our current business. See the section above entitled "ACQUISITION OF ELITEJET, INC." for further details on this acquisition.


Upon the filing of the Certificate of Amendment, Common Stock certificates that previously represented stock of the Company in the name of Return Assured Incorporated shall be deemed to represent shares of EliteJet Holdings, Inc. without any further action by the Common Stockholders of the Company or any other party. Notwithstanding the foregoing, it is requested that stockholders exchange their existing certificates for certificates bearing the name EliteJet Holdings, Inc. In connection with the name change, we will obtain a new trading symbol and CUSIP number.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


The following table sets forth information regarding the beneficial ownership of our Common Stock as of May 24, 2002. The information in this table provides the ownership information for:


         - each person known by us to be the beneficial owner of more that 5% of our Common Stock,

         -        each of our directors,

         -        each of our executive officers, and

         -        our executive officers and directors as a group.


Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.



                                                                                      Amount of
                                                                                      Beneficial       Percentage
Name and Address of Beneficial Owner                         Position                 Ownership           Owned
- ------------------------------------                         --------                 ---------           -----
Scott Walker                                     Director, Chairman of the                    0               0%
c/o Return Assured Incorporated                  Board, and President
5962 La Place Court, Suite 230
Carlsbad, CA 92008

Matthew Sebal                                    Director and Secretary              14,300,000           39.90%
c/o Return Assured Incorporated
5962 La Place Court, Suite 230
Carlsbad, CA 92008

David Rector                                    Director                                      0               0%
c/o Return Assured Incorporated
5962 La Place Court, Suite 230
Carlsbad, CA 92008

Todd Cusolle                                     Director                               900,000             .97%
c/o Return Assured Incorporated
5962 La Place Court, Suite 230
Carlsbad, CA 92008

All officers and directors as a group                                                15,200,000           40.87%



We have contacted stock brokerage firms holding shares of our Common Stock in "street name" to determine whether there are additional substantial holders of our Common Stock.

INDEPENDENT  AUDITORS'  REPORT


To the Board of Directors and Stockholders of EliteJet, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of EliteJet, Inc. (a Nevada corporation) and Subsidiary as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the two-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EliteJet, Inc. and Subsidiary as of December 31, 2001, and the consolidated results of their operations and their cash flows for the two-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



Rogoff  &  Company,  P.C.
New  York,  New  York
July  10,  2002

            FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS


                          EliteJet, Inc. and Subsidiary

                           Consolidated Balance Sheets


                                                                    March 31,      December 31,
                                                                      2002             2001
                                                                      ----             ----
                                                                   (Unaudited)
ASSETS

Current assets:
  Cash                                                             $        --      $  341,899
  Accounts receivable                                                   42,116         220,053
  Prepaid expenses                                                      14,379           2,194
                                                                   -----------     -----------
     Total current assets                                               56,495         564,146

Other assets:
  Fixed assets                                                       2,764,392       2,562,211
                                                                   -----------     -----------
     Total other assets                                              2,764,392       2,562,211
                                                                   -----------     -----------

         TOTAL ASSETS                                                2,820,887       3,126,357
                                                                   ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

Current liabilities:
  Cash overdraft                                                         1,882              --
  Accounts payable and accrued expenses                                622,477         243,893
  Current portion of long-term debt                                    242,967         242,967
  Customer deposits                                                     50,000          50,000
                                                                   -----------     -----------
     Total current liabilities                                         917,326         536,860

Other liabilities:
  Long-term debt, net of current portion                             2,118,751       2,151,155
  Commitments and contingencies                                             --              --
                                                                   -----------     -----------
     Total other liabilities                                         2,118,751       2,151,155
                                                                   -----------     -----------
         Total liabilities                                           3,036,077       2,688,015
                                                                   -----------     -----------

Minority interest in equity of subsidiary                              292,927         299,258

Stockholders' equity (Deficiency):
  Common stock, $1.00 par value, 25,000 shares
    authorized, 500 shares issued and outstanding                          500             500
  Additional paid-in capital                                         2,114,382       2,114,382
  Retained earning (deficit)                                        (2,622,999)     (1,975,798)
                                                                   -----------     -----------
     Total stockholders' equity (net capital deficiency)              (508,117)        139,084
                                                                   -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 2,820,887     $ 3,126,357
                                                                   ===========     ===========


                        See Notes to Financial Statements

                          EliteJet, Inc. and Subsidiary

                      Consolidated Statements of Operations


                                               Three-Month   Three-Month        Year            Year
                                               Period Ended  Period Ended       Ended           Ended
                                                March 31,     March 31,      December 31,    December 31,
                                                  2002          2001            2001            2000
                                                  ----          ----            ----            ----
                                               (Unaudited)   (Unaudited)

Operating income:

  Charter income                              $   446,967      $      --     $ 1,328,980     $        --
  Cost of sales                                   667,397         69,865         901,688          87,048
                                              -----------      ---------     -----------     -----------

     Total operating income                      (220,430)       (69,865)        427,292         (87,048)

Operating expenses:

  Selling expenses                                 25,190          7,974          78,851         110,647
  General and administrative expenses             139,951         41,064         258,791         174,236
  Depreciation expense                            217,415        196,308         785,232         581,261
                                              -----------      ---------     -----------     -----------

     Total operating expenses                     382,556        245,346       1,122,874         866,144
                                              -----------      ---------     -----------     -----------

       Income (loss) from operations             (602,956)      (315,211)       (695,582)       (953,192)

Other income and (expenses):

  Interest income                                      --             --              --
                                                                                                   3,369
  Other income and (expenses)                     (44,264)       (42,530)       (176,172)       (154,512)
                                              -----------      ---------     -----------     -----------

   Total other income and (expenses)              (44,264)       (42,530)       (176,172)       (151,143)
                                              -----------      ---------     -----------     -----------

   Loss before minority interest              $  (647,250)     $(357,741)    $  (871,754)    $(1,104,336)

Minority Interest in Loss of Subsidiary                49             --             292              --
                                              -----------      ---------     -----------     -----------

           Net Income (Loss)                  $  (647,201)     $(357,741)    $  (871,462)    $(1,104,336)
                                              ===========      =========     ===========     ===========

Weighted average shares outstanding                   500            500             500             500

Earnings (loss) per share                     $ (1,294.40)     $ (714.19)    $ (1,742.92)    $ (2,208.67)


                        See Notes to Financial Statements

                          EliteJet, Inc. and Subsidiary

                 Consolidated Statements of Stockholders' Equity
                 For the years ended December 31, 2001 and 2000
            And for the Three-Months Ended March 31, 2002 (Unaudited)


                                                               Additional      Retained
                                        Number     Common       Paid-in        Earnings
                                       of Shares   Stock        Capital        (Deficit)       Total
                                       ---------   -----        -------        ---------       -----

BALANCE, JANUARY 1, 2000                  --        $ --      $       --     $        --     $        --

Net proceeds from the issuance
 of common stock - Founder               500         500       2,114,382              --       2,114,882

Net income (loss) for the year
 ended December 31, 2000                  --          --              --      (1,104,336)     (1,104,336)
                                         ---        ----      ----------     -----------     -----------

BALANCE, DECEMBER 31, 2000               500        $500      $2,114,382     $(1,104,336)    $ 1,010,546
                                         ===        ====      ==========     ===========     ===========

Net income (loss) for the year
 ended December 31, 2001                  --          --              --        (871,462)       (871,462)
                                         ---        ----      ----------     -----------     -----------

BALANCE, DECEMBER 31, 2001               500        $500      $2,114,382     $(1,975,798)    $   139,084
                                         ===        ====      ==========     ===========     ===========
Net income (loss) for
 the three-month period
 ended March 31, 2002
 (Unaudited)                              --          --              --        (647,201)       (647,201)
                                         ---        ----      ----------     -----------     -----------

BALANCE, MARCH 31,
 2002 (UNAUDITED)                        500        $500      $2,114,382     $(2,622,999)    $  (508,117)
                                         ===        ====      ==========     ===========     ===========


                 See Notes to Consolidated Financial Statements

                          EliteJet, Inc. and Subsidiary

                      Consolidated Statements of Cash Flows


                                                  Three-Month    Three-Month      Year           Year
                                                  Period Ended   Period Ended     Ended          Ended
                                                    March 31,      March 31,   December 31,   December 31,
                                                      2002           2001         2001           2000
                                                      ----           ----         ----           ----
                                                  (Unaudited)    (Unaudited)

CASH FLOWS FROM:

Operating activities:
  Net income (loss)                                $(647,250)    $(357,741)     $(871,754)     $(1,104,336)

  Non-cash transaction -
    Professional services                                 --            --         25,000               --

Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:

Depreciation                                        (217,415)     (196,308)      (785,232)        (581,261)
Minority interest                                        (99)           --           (292)              --

Increase (decrease) in:
  Accounts receivable                                177,937            --       (220,053)              --
  Prepaid expenses                                   (12,185)        4,500          7,500           (9.694)
(Increase) decrease in:
  Cash overdraft                                       1,882            --             --               --
Accounts payable and
   accrued expenses                                  378,584        63,707        231,741           12,152
Customer deposits                                         --            --         50,000               --
                                                   ---------     ---------      ---------      -----------

         Net cash provided by (used in)
          operating activities                       116,384       (93,226)         7,667         (520,617)

Financing activities:
  Issuance of common stock                                --            --             --        2,114,882
  Sale of LLC Units                                       --            --        274,550               --
  Aircraft acquisition loan                               --            --             --        2,449,073
                                                   ---------     ---------      ---------      -----------

  Repayment of long-term debt                        (32,405)       (4,290)       (24,366)         (30,585)
                                                   ---------     ---------      ---------      -----------

   Net cash provided by (used in)
             financing activities                  $ (32,405)    $  (4,290)     $ 250,184      $ 4,533,369


                                   (Continued)

                          EliteJet, Inc. and Subsidiary

                                                  Three-Month    Three-Month        Year           Year
                                                  Period Ended   Period Ended       Ended          Ended
                                                    March 31,      March 31,     December 31,    December 31,
                                                      2002           2001           2001            2000
                                                      ----           ----           ----            ----
                                                  (Unaudited)     (Unaudited)

CASH FLOWS FROM:

Investing activities:
  Acquisition of property, plant
              and equipment                         $(419,596)     $      --      $ (54,188)     $(3,874,517)
   Private placement expenses                          (6,282)            --             --               --
                                                    ---------      ---------      ---------      -----------

Net cash (used in)
             investing activities                    (425,878)            --        (54,188)      (3,874,517)
                                                    ---------      ---------      ---------      -----------

Net increase in cash and
 cash equivalents                                    (341,899)       (97,515)       203,664          138,235

Cash and cash equivalents
 at beginning of period                               341,899        138,235      $ 138,235               --
                                                    ---------      ---------      ---------      -----------

Cash and cash equivalents
 at end of period                                   $      --      $  40,720      $ 341,899      $   138,235
                                                    =========      =========      =========      ===========


Supplemental disclosures of cash flow information:

 Cash paid during the year for:
   Interest                                         $  44,494      $  42,530      $ 176,238      $   151,143
   Income taxes                                     $      --      $      --      $      --      $        --

  Non cash transactions:
   Accounts payable for LLC Units                   $   7,500      $      --      $      --      $        --
   Consulting services for LLC Units                $      --      $      --      $  25,000      $        --


                        See Notes to Financial Statements

                          EliteJet, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements
                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 1: Organization and Business

EliteJet, Inc. (the "Parent") was organized on November 16, 1999, pursuant to the corporation laws of the State of Nevada as Exec Jet, Inc. On September 28, 2001, the Parent amended its Articles of Incorporation and Corporate Charter to change its name to EliteJet, Inc. On May 16, 2001, the Parent was qualified and authorized to transact intrastate business in the State of California. The Company was formed to acquire, own and operate jet air transportation. Its current operations are to provide certain management services to Elite Jet Partners, LLC. The company provides charter services throughout North America and the Carribbean.

Elite Jet Partners, LLC (the "Subsidiary") was organized on May 2, 2001, pursuant to the Beverly-Lillea Limited Liability Company Act of the State of California as ExecJet Partners, LLC. On July 25, 2001, the Company amended its Articles of Organization to change its name to Elite Jet Partners, LLC. The Company was formed to acquire, own and provide jet air transportation for the cooperative use of its members.

The Company's ability to remain operational is dependent upon its ability to raise additional funds and have positive cash flows from operations. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in its selling capabilities and implementing its marketing strategies. The Company plans to engage in such ongoing financing efforts on a continuing basis.

Note 2: Basis of Presentation

The consolidated financial statements include the accounts of the Parent, EliteJet, Inc., and its majority-owned Subsidiary, Elite Jet Partners, LLC (collectively referred to herein as the "Company", from their respective dates of incorporation/organization). All significant inter-company transactions and account balances have been eliminated in consolidation.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 3: Private Placement Offering

During the year ended December 31, 2001, the Managing Member of the Subsidiary passed a resolution authorizing the management to initiate steps to make a private placement of the Subsidiary's Member Interests or "Units" in order to raise capital. The Subsidiary initiated an offering of securities under an exemption pursuant to Rule 506 of Regulation D, "Rules Governing the Limited Offer and Sale of Securities Without Registration Under the Securities Act of 1933 (as amended)" (the "Offering"). The Offering includes the sale of up to six hundred (600) Units, including rights in the Subsidiary consisting of the Member's Economic Interest, any right to vote or participate in management, and any right to information concerning the business and affairs of the Subsidiary, at the offering price of $25,000.00 per Unit, for an aggregate of $15,000,000.00 on a best efforts, twelve (12) Unit minimum investment basis.

The Offering was commenced on August 31, 2001, with the first and only sale to date of twelve (12) Units of the Subsidiary that raised an aggregate of $300,000. Offering costs of $31,732, for legal fees, registration fees, printing fees and other related expenses, were charged to the proceeds of the offering.

Note 4: Summary of Significant Accounting Policies

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable is stated at its gross amount. No allowance for doubtful accounts has been provided for. Based upon its past history, the Company has not experienced bad debt and does not expect to. The Company evaluates accounts receivable as part of its determination of profit and loss.

In addition the Balance Sheet includes the value attributed to the minority interest of the subsidiary. As a result of operations, the minority interest of the subsidiary has been charged with their share of the subsidiary's loss.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 4: Summary of Significant Accounting Policies (continued)

Fixed assets

The Company's policy is to capitalize the cost of the acquisition and significant improvements to its aircraft, as well as significant furniture and fixtures, equipment and leasehold improvements. Purchased assets are capitalized and stated at cost. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the assets for financial statement reporting purposes. For federal income tax purposes, depreciation is provided for under the guidelines in the Internal Revenue Code.Gains or losses on disposals of fixed assets are recorded as current activities. The Company assesses at least annually the recovery of its long-lived and intangible assets. If an impairment exists, the carrying amount of the related asset is reduced to fair value.

Organization costs

Organization costs incurred in conjunction with the formation of the Company have been expensed to operations.

Year-end

The Company has adopted a year-end of December 31 for financial statement and income tax reporting purposes.

Revenue Recognition

Revenue is recognized when revenue is realized and has been earned.

Major customers

The Company has a concentration risk as defined by American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 94-6, "Disclosure of Certain Risks and Uncertainties" in that the Company conducts virtually all of its business with a relatively small number of customers, the loss of any of which may have a materially negative effect on the Company's financial position and/or results of operations. At December 31, 2001 and at March 31, 2002, 4 of the Company's customers accounted for $ 112,530 (51%) and $ 17,183 (40%) of Accounts Receivable, respectively. Revenues for the four customers amounted to approximately $ 779,000 (59%) and $ 298,000 (67%) of the total revenues for the year ended December 31, 2001 and for the three months ended March 31, 2002.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 4: Summary of Significant Accounting Policies (continued)

Income taxes

The Company reports income (loss) for income tax reporting purposes on a calendar year basis. The results of operations for the three-month periods ended March 31, 2002 and 2001 (unaudited) and for the years ended December 31, 2001 and 2000 do not contain a substantial provision for income taxes because of the Company's S Corporation election under the Internal Revenue Code, which was involuntarily terminated on April 26, 2002 upon a business combination. Income taxes on earnings of the Company are payable by the Stockholder individually under the Internal Revenue Code and, accordingly, are not reflected in the historical financial statements. State income taxes were immaterial.

Earnings (loss) per share

Earnings (loss) per share has been computed by dividing the net (loss) by the weighted average number of common stock outstanding.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Interim reporting (unaudited)

Information pertaining to the three-months ended March 31, 2002 and 2001 has not been audited. In the opinion of management, the unaudited interim financial information reflects all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation. Results for interim periods are not necessarily indicative of results for a full year.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 5: Fixed Assets

Fixed assets includes aircraft and improvements, furniture, fixtures and computer equipment at December 31, 2001 and consists of the following:

Aircraft and improvements                                           $ 3,923,642
Furniture and fixtures                                                    1,671
Computer equipment                                                        3,391
                                                                    -----------

   Total fixed assets                                                 3,928,704

Accumulated depreciation and amortization                            (1,366,493)
                                                                    -----------

   Total fixed assets, net                                          $ 2,562,211
                                                                    ===========

Note 6: Note Payable

The Company has a note payable outstanding at December 31, 2001 and March 31, 2002 (unaudited), in the amount of $2,394,122 and $2,361,718, respectively, for the acquisition and upgrade of an aircraft. The note bears interest at the rate of two-and-a-quarter percent (2.25%) above the Governing Rate ("The Wall Street Journal One Year Treasury Bill Rate" 2.22% at December 31, 2001 and March 31,
2002), is due May 1, 2010, and is payable in monthly principal installments of $23,975.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 6: Note Payable (continued)

Future principal payments of long-term debt - The future principal payments for long-term debt as of December 31, 2001 and March 31, 2002 (unaudited) are as follows:

                                                  March 31,       December 31,
                                                    2002              2001
                                                    ----              ----
                                                 (Unaudited)

                2002                             $   242,967     $   242,967
                2003                                 242,967         242,967
                2004                                 242,967         242,967
                2005                                 242,967         242,967
                2006                                 242,967         242,967
                2007 and thereafter                1,146,883       1,179,287
                                                 -----------     -----------
     Total future minimum principal payments     $ 2,361,718     $ 2,394,122
                                                 ===========     ===========

Note 7: Real Estate Lease

The Company leases its executive offices and operating facilities under a non-cancelable agreement accounted for as an operating lease which expires on January 31, 2003. The terms of the agreement require the Company to make minimum fixed rental payments plus pay amounts as additional rent for 3.85% of the Landlord's share of real estate taxes, water charges, sewer rent, sprinkler charges vault taxes and assessments apportioned on a pro rata basis. Office rent expense totaled $17,880 and additional rent totaled $1,397 for the year three-month period ended March 31, 2002 (unaudited).

Minimum lease payments for the years ended December 31

                2002     $ 32,538
                2003        2,958

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 8: Operating Lease (continued)

On November 19, 2001 the Company entered into an agreement accounted for as an operating lease for a Dassault 10 aircraft. Minimum monthly payments are $10,938. Additional lease payments may be due under certain conditions pursuant to the agreement.

Schedule of future lease payments at December 31, 2001 and March 31, 2002 (unaudited) are as follows:

                                                  March 31,      December 31,
                                                    2002             2001
                                                    ----             ----
                                                 (Unaudited)

                2002                             $   131,250     $   131,250
                2003                                 131,250         131,250
                2004                                 131,250         131,250
                2005                                 131,250         131,250
                2006                                 131,250         131,250
                2007 and thereafter                1,268,749       1,301,563
                                                 -----------     -----------
     Total future minimum principal payments     $ 1,924,999     $ 1,957,813
                                                 ===========     ===========

Note 9: Issuance of Units

On May 2, 2001 the Subsidiary issued 1 LLC Unit to Bruce Jenner in exchange for marketing and promotion services. The transaction has been valued at the offering price of $25,000 per Unit for financial statement reporting purposes at December 31, 2001 since this was more readily determinable than the value of the services. Accordingly, the Company charged $25,000 to operations (general and administrative expenses).

Note 10: Related Party Transactions

Issuance of Units

On May 2, 2001, the Subsidiary issued 612 LLC Units to its managing member, EliteJet, Inc., the Parent, a Nevada corporation authorized to do business in the State of California in exchange for cash payments of the Company's costs, including legal and filing fees for the establishment of the Subsidiary and the preparation of the Private Placement Offering.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 10: Related Party Transactions (continued)

Loan to Managing Member

The Subsidiary has made an advance to its managing member, EliteJet, Inc., the Parent. The advance, which is non-interest bearing, amounted to $300,000 at March 31, 2002 (unaudited) and December 31, 2001, respectively. The proceeds were utilized to upgrade and refurbish the managing member's aircraft.

Real estate leases

The Subsidiary occupies space at the office of its managing member, EliteJet, Inc., the Parent, located at 5962 La Place Court, Carlsbad, California 92008 on a month-to-month basis, at no charge, pursuant to an informal verbal agreement. This lease is accounted for as an operating lease.

Note 11: Subsequent Events

On April 26, 2002 the Company entered into a transaction whereby the Shareholders exchanged all of their common stock for 7,000,000 shares of common stock of Return Assured Incorporated.

Note 12: Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets". These statements become effective to the Company on July 1, 2001 for Statement No. 141 and August 1, 2002 for Statement No. 142. The Company has not completed any business combinations as of December 31, 2001 and management cannot currently assess what effect the future adoption of these pronouncements will have on the Company's financial statements.

In June 15, 2001, the Financial Accounting Standards Board also issued Statement No. 143 "Accounting For Asset Retirement Obligations" and in August 15, 2001, Statement No. 144 "Accounting For Impairment and Disposal of Long Lived Assets".

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 12: Recent Accounting Pronouncements (continued)

Statement No. 143 will change the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs in four significant ways. First, Statement 143 requires that the amount initially recognized for an asset retirement obligation be measured at fair market value and not under the current practice of using a cost-accumulation measurement approach. Second, Statement 143 requires that the retirement obligation liability is discounted and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized.

Prior practice did not require discounting of the retirement obligation liability and therefore no accretion was recorded in periods subsequent to the initial recognition period. Third, under prior practice, dismantlement and restoration costs were taken into account in determining amortization and depreciation rates and often the recognized asset retirement obligation was recorded as a contra-asset. Under Statement 143, recognized asset retirement obligations are recognized as a liability. Fourth, under prior practice, the asset retirement obligation was recognized over that useful life of the related asset and under Statement 143 the obligation is recognized over that useful life of the related asset and under Statement 143 the obligation is recognized when the liability is incurred. The effective date for Statement No. 143 is for fiscal years beginning after June 15, 2002.

Statement No. 144, changes the accounting for long lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability-weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and establishing a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Statement No. 144 changes the accounting for long-lived assets to be disposed of other than the sale by requiring that the depreciable life of a long lived asset to be abandoned, be revised to reflect a shortened useful life and by requiring that an impairment loss be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. Statement No. 144 changes the accounting for long lived assets to be disposed of by sale by requiring that discontinued operations no longer be measured on a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally, and for financial reporting purposes, from the rest of the entity. The effective date for Statement No. 144 is for fiscal years beginning after December 15, 2001.

                         EliteJet, Inc. and Subsidiary

                 December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 12: Recent Accounting Pronouncements (continued)

The Company expects that the adoption of the new statements will not have a significant impact on its financial statements. It is not possible to quantify the impact until the newly issued statements have been studied.

                         PRO FORMA FINANCIAL INFORMATION

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited consolidated pro forma financial statements give effect to the acquisition by Return Assured Incorporated ("Return Assured") of EliteJet, Inc. ("EliteJet"). This transaction has been accounted for as a reverse merger with EliteJet as the accounting acquiror. The unaudited pro forma consolidated balance sheet presents the combined financial position of Return Assured and EliteJet as of March 31, 2002 assuming the merger had occurred on that date. Such pro forma information is based upon the historical balance sheet data of Return Assured as of February 28, 2002 and EliteJet as of March 31, 2002. The unaudited pro forma consolidated statements of operations give effect to the merger of Return Assured and EliteJet by combining the results of operations of Return Assured for the twelve months ended November 30, 2001 with the results of EliteJet for the year ended December 31, 2001, and by combining the results of operations of Return Assured for the three months ended February 28, 2002 with the results of EliteJet for the three months ended March 31, 2002 as if the merger and reverse stock split had occurred on January 1, 2001 and January 1, 2002, respectively. Due to the difference in year ends, the results of operations for the three months ended November 30, 2000 of Return Assured have been removed from and the results of operations for the three months ended November 30, 2001 have been added to Return Assured's results of operations for their fiscal year ended August 31, 2001 in order to present twelve month results. During the year ended December 31, 2001 and the three months ended March 31, 2002, the consolidated pro forma statements of operations also give effect to a reverse split of Return Assured common stock, on a 1 for 60 basis, which was effective prior to the closing of the merger.

The unaudited pro forma consolidated financial statements are based on the estimates and assumptions set forth in the notes to these financial statements, which have been made solely for purposes of developing this pro forma information. The unaudited pro forma consolidated financial statements are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

These unaudited pro forma combined consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Return Assured and EliteJet.

                  Return Assured Incorporated and Subsidiaries
                  Proforma Consolidated Statement of Operations
       For the twelve months ended November 30, 2001 (Return Assured) and the year ended December 31, 2001 (EliteJet)
                                   (Unaudited)


                                                                                      Historical
                                                                           ------------------------------
                                                                             Return             EliteJet
                                                                           Assured and            and
                                                                           Subsidiaries        Subsidiary          Pro Forma
                                                                           ------------        ----------          ---------

Revenue                                                                    $    10,851        $ 1,328,980        $ 1,339,831

Cost of Revenue                                                                 32,177            901,688            933,865
                                                                           -----------        -----------        -----------

Margin                                                                         (21,326)           427,292            405,966

Selling, general and administrative expenses                                 3,016,778          1,122,874          4,139,652
                                                                           -----------        -----------        -----------

Operating loss                                                              (3,038,104)          (695,582)        (3,733,686)

Interest expense                                                               561,097            176,172            737,269
                                                                           -----------        -----------        -----------

Loss from continuing operations before minority interest                    (3,599,201)          (871,754)        (4,470,955)

Minority interest in loss of subsidiary                                                               292                292
                                                                           -----------        -----------        -----------

Loss from continuing operations                                             (3,599,201)          (871,462)        (4,470,663)

Discontinued Operations:
     Loss from operations of discontinued segments, including
       impairment of goodwill of $2,840,938                                 (2,472,155)                           (2,472,155)
     Loss from disposal of discontinued segments, including
       provision of $56,000 for operating losses during phase-
       out period                                                           (1,678,128)                           (1,678,128)
                                                                           -----------        -----------        -----------

Loss from discontinued operations                                           (4,150,283)                           (4,150,283)
                                                                           -----------        -----------        -----------

Net Income (Loss)                                                           (7,749,484)          (871,462)        (8,620,946)

Dividends on preferred stock                                                   (51,980)                              (51,980)
                                                                           -----------        -----------        -----------

Net loss attributable to common shareholders                               $(7,801,464)       $  (871,462)       $(8,672,926)
                                                                           ===========        ===========        ===========


Net Loss per share, basic and diluted, continuing operations               $    (17.33)         (1,742.92)       $     (0.62)
                                                                           ===========        ===========        ===========
Net Loss per share, basic and diluted, discontinued operations             $    (19.70)              0.00        $     (0.58)
                                                                           ===========        ===========        ===========
Net Loss per share, basic and diluted                                      $    (37.03)       $ (1,742.92)       $     (1.20)
                                                                           ===========        ===========        ===========
Weighted Average number of shares outstanding                            1     210,684                500      2 $ 7,210,684
                                                                           ===========        ===========        ===========

Return Assured Incorporated and Subsidiaries
Notes to unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2001

The pro forma consolidated statement of operations of Return Assured and EliteJet gives effect to the issuance of Return Assured common stock in exchange for all the outstanding stock of EliteJet as if it had occurred on January 1, 2001.

1. Adjustment to the historical financial statements of Return Assured to reflect the one for sixty stock split.

2. Pro forma net income per share is computed by dividing the pro forma net income by Return Assured's weighted average number of shares and the issuance of 7,000,000 shares of common stock to the shareholders of EliteJet in exchange for all the outstanding common stock of EliteJet. Incremental shares from the effect of options, warrants and convertible preferred stock have not been included in the weighted average shares calculation on a diluted basis as the effect would have been anti-dilutive.

                  Return Assured Incorporated and Subsidiaries
                  Proforma Consolidated Statement of Operations
        For the three-months ended February 28, 2002 (Return Assured) and the three-months ended March 31, 2002 (Elite Jet)
                                   (Unaudited)


                                                       Historical
                                               --------------------------
                                                Return
                                                Assured        Elite Jet        Pro Forma
                                               ---------      -----------      -----------

Revenue                                                       $  446,967       $   446,967

Cost of Revenue                                                  667,397           667,397
                                               ---------      ----------       -----------

Margin                                                          (220,430)         (220,430)

General and administrative expenses            $ 351,130         382,556           733,686
                                               ---------      ----------       -----------

Operating loss                                  (351,130)       (602,986)         (954,116)

Interest expense                                  24,954          44,264            69,218
                                               ---------      ----------       -----------

Loss before minority interest                   (376,084)       (647,250)       (1,023,334)

Minority interest in loss of subsidiary                               49                49
                                               ---------      ----------       -----------

Net loss                                        (376,084)       (647,201)       (1,023,285)

Dividends on preferred stock                      (9,441)                           (9,441)
                                               ---------      ----------       -----------

Net loss attributable to common
      shareholders                             $(385,525)     $ (647,201)      $(1,032,726)
                                               =========      ==========       ===========

Net Loss per share, basic and diluted          $   (1.37)     $(1,294.40)      $     (0.14)
                                               =========      ==========       ===========

Weighted Average number of shares
      outstanding                            1   280,770             500     2   7,280,770
                                               =========      ==========       ===========

Return Assured Incorporated and Subsidiaries
Notes to unaudited Pro Forma Consolidated Statement of Operations For the three months ended March 31, 2002

The pro forma consolidated statement of operations of Return Assured and EliteJet gives effect to the issuance of Return Assured common stock in exchange for all the outstanding stock of EliteJet as if it had occurred on January 1, 2002.

1. Adjustment to the historical financial statements of Return Assured to reflect the one for sixty stock split.

2. Pro forma net income per share is computed by dividing the pro forma net income by Return Assured's weighted average number of shares and the issuance of 7,000,000 shares of common stock to the shareholders of EliteJet in exchange for all the outstanding common stock of EliteJet. Incremental shares from the effect of options, warrants and convertible preferred stock have not been included in the weighted average shares calculation on a diluted basis as the effect would have been anti-dilutive.

                  Return Assured Incorporated and Subsidiaries
                      Pro Forma Consolidated Balance Sheet
                    At February 28, 2002 (Return Assured) and
                          at March 31, 2002 (EliteJet)
                                   (Unaudited)


                                                               Historical
                                                     -------------------------------
                                                       Return
                                                     Assured and        EliteJet           Pro forma
                                                     Subsidiaries     and Subsidiary       Adjustments          Pro Forma
                                                     ------------     --------------       -----------          ---------
ASSETS

Current Assets:
   Cash                                              $        886                                             $       886
   Cash in escrow                                       2,808,056                                               2,808,056
   Accounts receivable                                                  $    42,116                                42,116
   Prepaid expenses and other
       current assets                                       3,086            14,379                                17,465
                                                     ------------       -----------       --------------      -----------

          Total current assets                          2,812,028            56,495                             2,868,523

Goodwill                                                                                2 $    2,875,662        2,875,662

Property and Equipment                                                    2,764,392                             2,764,392
                                                     ------------       -----------       --------------      -----------

          Total Assets                               $  2,812,028       $ 2,820,887       $    2,875,662      $ 8,508,577
                                                     ============       ===========       ==============      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
   Cash overdraft                                                       $     1,882                           $     1,882
   Accounts payable and
       accrued liabilities                           $  1,500,477           622,477                             2,122,954
   Current portion of long-term debt                                        242,967                               242,967
                                                                             50,000                                50,000
                                                     ------------       -----------                           -----------

          Total current liabilities                     1,500,477           917,326                             2,417,803

Long-term debt, net of current portion                                    2,118,751                             2,118,751
                                                     ------------       -----------                           -----------


          Total Liabilities                             1,500,477         3,036,077                             4,536,554
                                                     ------------       -----------                           -----------

Minority Interest                                                           292,927                               292,927
                                                     ------------       -----------                           -----------

Redeemable Preferred Stock                              3,828,873                                               3,828,873
                                                     ------------       -----------                           -----------

Common Shareholders' Equity (Deficit):
   Common Stock                                            16,847               500   1,2 $      (10,067)           7,280
   Additional paid-in capital                          10,933,382         2,114,382   1,2    (10,582,325)       2,465,439
   Accumulated other comprehensive income                     503                                                     503
   Accumulated deficit                                (13,468,054)       (2,622,999)    2     13,468,054       (2,622,999)
                                                     ------------       -----------       --------------      -----------

          Total Common Shareholders'
            Equity (Deficit)                           (2,517,322)         (508,117)           2,875,662         (149,777)
                                                     ------------       -----------       --------------      -----------

          Total Liabilites and Common
            Shareholders' Equity (Deficit)           $  2,812,028       $ 2,820,887       $    2,875,662      $ 8,508,577
                                                     ============       ===========       ==============      ===========

Return Assured Incorporated and Subsidiaries
Notes to unaudited Pro Forma Consolidated Balance Sheet
March 31, 2002

The pro forma consolidated balance sheet of Return Assured Incorporated ("Return Assured") gives effect to the issuance of Return Assured Common Stock to purchase common stock in exchange for all the outstanding common stock of EliteJet as if it had occurred on March 31, 2002. For accounting purposes, this transaction is being accounted for as a purchase with EliteJet as the acquiror. The following is a summary of the pro forma adjustments to reflect this merger as well as a reverse stock split of Return Assured that will take place prior to the closing of the merger:

1. Adjustment to reflect stock split of Return Assured on a one for sixty basis.

2. Adjustment to (a) eliminate the stockholders' equity of Return Assured, the accounting acquiree, (b) record the purchase price of $358,340 recorded on the acquisition and to allocate $7,000 of this purchase price to common stock on the issuance of Return Assured $.001 par value common stock to the shareholders of EliteJet and the remaining $351,340 to additional paid in capital and (c) to record goodwill of $2,875,662 on the merger. The purchase price of $358,340 is based upon the market value of Return Assured common stock outstanding prior to the acquisition. The excess of the purchase price of the transaction over the net assets of Return Assured has been recorded as goodwill.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ELITEJET, INC.


Overview

We are in the business of operating a fractional aircraft ownership program. We sell ownership interests in a limited liability company which entitles the purchaser to utilize our aircraft for a specified number of flight hours per annum. In addition, we provide management, ground support and flight operation services to customers after the sale. Our revenues derive from the sale of management and usage fees charged to clients in connection with flight operations. We place great emphasis on customer service. Our programs are designed to offer customers guaranteed availability of aircraft, lower and predictable operating costs and liquidity.

We were incorporated during the fourth quarter of 1999 and commenced operations in 2000. We did not realize operating income from our charter services during calendar year 2000. We began to realize income from our charter services during 2001. We derive our revenue primarily from the charter of our aircraft. Interests in our controlled LLC are sold to customers who pay our management and hourly fees.

We derive revenue from charging our owner-customers three types of fees:

     - Monthly management fees which are a portion of monthly shared fixed expenses;

     - Hourly fees for actual flight time; and

     - Miscellaneous fees, such as catering. .

Our management fees were $92,500 during calendar year 2001 and $135,675 during the first quarter of 2002. Hourly flight charges were $1,181,778 during calendar year 2001 and $307,454 during the first quarter of 2002. Miscellaneous fees were not significant during these periods.

We have low operating expenses because we operate a single type of aircraft, have a highly productive workforce and use advanced technologies. The largest components of our cost of sales are aircraft fuel and pilot costs. The largest components of our operating expenses are salaries, wages and benefits provided to our employees. Sales and marketing expenses include advertising, promotion and client entertainment. Maintenance materials and repairs are expensed when incurred. Because the average age of our aircraft is about twenty-two years, all of our aircraft require less maintenance now than they will in the future. Our maintenance costs will increase, both on an absolute basis and as a percentage of our unit costs, as our fleet ages. Other costs of sale and operating expenses consist of depreciation, certain purchased services, insurance, passenger refreshments, personnel expenses, communication costs, supplies and taxes other than payroll taxes.


Recent Developments

On April 26, 2002 Return Assured Incorporated, agreed to acquire all of the stock of EliteJet, Inc. This transaction gave us access to all of the cash on hand of Return Assured to continue our aircraft charter business. Return Assured had approximately $2, 808,000 in cash as of March 31, 2002, less reserves for known and unknown liabilities.

Results of Operations

The following discussion of our results of operations, and liquidity and capital resources, concerns our fractional aircraft ownership program. Our discussion of liquidity and capital resources relates to our financial condition following the acquisition of all of the outstanding shares of EliteJet by Return Assured.


Fiscal Year 2001 Compared to Fiscal Year 2000


Operating Income

Operating income increased from $0 during the year ended December 31, 2000 to $1,328,980 during the year ended December 31, 2001. The increase was due to the commencement of charter operations during 2001 while 2000 was devoted to gearing up the business for future operations. Cost of sales increased from $87,048 in the period ending December 31, 2000 to $901,688 in the period ending December 31, 2001. This increase corresponded to our commencement of charter operations during 2001. Cost of sales during the 2000 period related to income that was not realized until the 2001 period.


Operating Expenses

Operating expenses consist of selling expenses, general and administrative expenses, and depreciation expense. Selling expenses were $110,647 during the year ended December 31, 2000 and $78,851 during the year ended December 31, 2001. The slight decrease was based on a decision to conserve cash for equipment and other hard costs. General and administrative expenses increased from $174,236 during the 2000 period to $258,791 during the 2001 period. This increase of approximately 64% was due to the increased hiring of staff and professional development, and the establishment of our executive offices during the 2001 period. Depreciation expenses increased from $581,261 during the 2000 period to $785,232 during the 2001 period. This increase was due to the inclusion of a full year of depreciation expense for our aircraft during the 2001 period and only a partial year of depreciation during 2000.


Loss From Operations

During the years ended December 31, 2000 and 2001, our losses from operations were $953,192 and $695,582, respectively. The loss in the 2000 period was due to our start-up of operations during that period without any corresponding income from charter services. During 2001, we realized income from operations of approximately $1,329,000 but corresponding increases in cost of sales and operating expenses resulted in our loss during this period.


Other Expenses

During the year ended December 31, 2001, other expenses increased slightly to $176,172 from $151,143 during the period ended December 31, 2000. These other expenses consist primarily of interest.

Quarterly Results of Operations


Operating Revenues

Operating income increased from $0 during the three month period ended March 31, 2001 to $446,967 during the three month period ended March 31, 2002. The increase was due to the commencement of charter operations during the 2001 period, while during the 2002 period we were fully operational. Cost of sales increased from $69,865 in the period ending March 31, 2001 to $667,397 in the period ending March 31, 2001. This increase corresponded to our commencement of charter operations during 2001. Cost of sales during the 2000 period related to aircraft repairs, maintenance and fuel.


Operating Expenses

Operating expenses consist of selling expenses, general and administrative expenses, and depreciation expense. Selling expenses were $7,974 during the quarter ended March 31, 2001 and $25,190 during the quarter ended March 31, 2002. The slight increase was due to increased promotional activities during the 2002 period. General and administrative expenses increased from $41,064 during the 2001 period to $139,951 during the 2002 period. This increase was due to the increased hiring of staff and other employment expenses during the 2002 period. Depreciation expenses increased slightly from $196,308 during the 2001 period to $217,415 during the 2002 period. We incurred rent expenses during 2002 that were not incurred during 2001.


Loss From Operations

During the quarters ended March 31, 2001 and 2002, our losses from operations were $315,211 and $602,956, respectively. The loss in the 2001 period was due to our start-up of operations during that period without any corresponding income from charter services. During the 2002 period, we realized income from operations of approximately $447,000 but corresponding increases in cost of sales and operating expenses resulted in our loss during this period.


Other Expenses

During the quarter ended March 31, 2002, other expenses increased slightly to $44,264, from $42,530 during the quarter ended March 31, 2001. These other expenses consist primarily of interest.

Liquidity and Capital Resources


Working Capital

As of December 31, 2001, we had cash of $341,899 and accounts receivable of $220,053. At the end of our first quarter during our current fiscal year, on March 31, 2002, we had a cash overdraft of $1,882 and accounts receivable of $42,116. We recognized the need for immediate capital in order to continue operations. After exploring all of our alternatives, we entered into the transaction with Return Assured under which Return Assured acquired all of our outstanding stock. On a pro forma basis, combining our assets with those of Return Assured as of March 31, 2002, our cash was $2,808,056 and our accounts receivable were $42,116. These amounts represented substantially all of our current assets. Our current liabilities were $917,326 and $536,860 as of the quarter ended March 31, 2002 and the year ended December 31, 2001, respectively. Our cash on hand should be adequate to pay all current liabilities as they become due.

We believe that our cash on hand will allow us to continue with our planned operations for a period of two years. Cash will be used to pay all of our operating expenses. Aircraft will in all likelihood not be acquired unless they can be leased or obtained with seller or third party financing. Acquisition of aircraft by these methods, as compared to being purchased for cash, allows us to pay for the cost of aircraft over time as income from charter operations is earned.


Investing Activities

During the fiscal years ended December 31, 2000 and 2001 our income from investing activities was negligible. Commencing with the completion of the transaction with Return Assured we intend to invest our cash in certificates of deposit, money market funds and other insured investments paying a fixed rate of interest. We do not intend to use our cash to make investments in other businesses.


Financing Activities

Our financing activities have consisted primarily of issuances of common stock, sale of limited liability company interests in our controlled limited liability company and long term debt.

During the year ended December 31, 2000, we received $2,114,882 from the issuance of common stock and $2,449,073 from long term loans. All of the stock issuances and loans came from our founder, Scott Walker. We do not anticipate that Mr. Walker will purchase any more of our stock or make any loans to the company in the next two years.

During the year ended December 31, 2001, we received $300,000 from the sale of limited liability company units. We expect to realize substantial financing from the sale of these units in the remainder of 2002 and thereafter. It is through the sale of these units that customers join our fractional share ownership program.


Capital Resources

Our primary capital resource is our cash on hand. Additional aircraft will not be obtained unless they are available on terms which will allow us to finance their acquisition. If necessary we believe we can raise additional funds through the sale of common or preferred stock in one or more private placements. We do not anticipate that we will be able to obtain debt financing except for secured debt incurred in acquiring aircraft.


New Accounting Standards

In June 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets". These statements become effective for us on July 1, 2001 for Statement No. 141 and January 1, 2002 for Statement No. 142.

In June 2001, the Financial Accounting Standards Board also issued Statement No. 143 "Accounting For Asset Retirement Obligations" and in August, 2001, Statement No. 144 "Accounting For Impairment and Disposal of Long Lived Assets". Statement No. 143 will change the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.

In August 2001, the FASB issued SFAS No. 144 Accounting for the Impairment of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged.

In May 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections (SFAS No. 145). SFAS No. 145 eliminates Statement 4 (and Statement 64, as it amends Statement 4, which requires gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. The criteria in APB Opinion No. 30 will now be used to classify those gains and losses. SFAS No. 145 amends FASB Statement No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions.

We are in the process of analyzing SFAS No. 141 through 145. Management cannot currently assess what effect the adoption of these pronouncements will have on our financial position or results of operations.

PROPOSALS FOR 2002 ANNUAL MEETING




Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal offices no later than ____________, 2002 for inclusion in the 2002 Proxy Statement and form of proxy. All proposals should be sent to Scott Walker, President, Return Assured Incorporated, 5962 La Place Court, Suite 230, Carlsbad, CA 92008.




MATERIAL INCORPORATED BY REFERENCE



The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Information Statement by reference:




(1) The audited balance sheets of the Company as of August 31, 2001 and August 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2001 and August 31, 2000 are incorporated herein by reference to the Company's Annual Reports on Form 10-KSB and Form 10-KSB/A, as amended, for the fiscal years ended August 31, 2001 and August 31, 2000 (the "Annual Reports"), respectively.




(2) The Company's unaudited balance sheet as of November 30, 2001 and the related statements of operations and cash flows for the three month period ended November 30, 2001 are incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for that period.



(3) The Company's unaudited balance sheet as of February 28, 2002 and the related statements of operations for the three and six-month periods ended February 28, 2002 and cash flows for the six month period ended February 28, 2002 are incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for that period.



(4)  Current Report on Form 8-K dated April 26, 2002.




(5)  Current Report on Form 8-K dated June 10, 2002.

(6)  Current Report on Form 8-K dated July 15, 2002.




 Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company is hereby incorporated by reference to the Annual Reports listed above.


ADDITIONAL INFORMATION




The Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2001, Quarterly Reports on Form 10-QSB for the quarters ended November 30, 2001 and February 28, 2002, Current Report on Form 8-K dated April 26, 2002 and Current Report on Form 8K/A dated July 15, 2002 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Scott Walker, President, Return Assured Incorporated, 5962 La Place Court, Suite 230, Carlsbad, CA 92008, telephone (760) 438-7245.



                                         By Order of the Board of Directors


                                         /s/Scott Walker
                                         President, Chairman & Director

Carlsbad, California


July 19, 2002

                                  EXHIBIT LIST


EXHIBIT A         Certificate of Amendment of the Certificate of Incorporation

EXHIBIT B         Amendment Agreement dated as of April 27, 2002 by and between
                  Return Assured Incorporated, EliteJet Inc. and Scott Walker

EXHIBIT C         Awareness Letter of Goldstein Golub Kessler LLP

EXHIBIT D         Awareness Letter of Goldstein Golub Kessler LLP

EXHIBIT E         Consent of Goldstein Golub Kessler LLP

EXHIBIT F         Consent of Goldstein Golub Kessler LLP

EXHIBIT G         Consent of Pannell Kerr Forster

EXHIBIT H         Consent of Rogoff & Company P.C.

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                           RETURN ASSURED INCORPORATED

                                Under Section 242
                                     of the
                        Delaware General Corporation Law


The undersigned, President and Chairman of Return Assured Incorporated, a corporation existing under the laws of the state of Delaware, does hereby certify as follows:


First: That the name of the corporation (the "Corporation") is Return Assured Incorporated.

Second: That the certificate of incorporation of the Corporation was filed with the Delaware Secretary of State on June 18, 1996.


Third: That the board of directors of the Corporation adopted resolutions setting forth proposed amendments to the certificate of incorporation of the Corporation, declaring said amendments to the certificate of incorporation to be advisable and requesting the consent of the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:



RESOLVED, that it is deemed advisable and in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended as follows:

1. Article FIRST, which sets forth the name of the Corporation, is amended to read as follows:

     "FIRST: The name of the corporation (hereinafter called the "Corporation") is EliteJet Holdings, Inc."


2. The first paragraph of Article FOURTH, which sets forth the total number of shares of stock which the Corporation shall have authority to issue, is amended to read as follows:

     "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000 shares of which 100,000,000 shares shall be Common Stock, par value $.001 per share, and 5,000,000 shares shall be Preferred Stock, par value $.001 per share."


3. By adding the following subsection to Article IV:

     "All issued and outstanding shares of Common Stock, par value $.001 per share ("Old Common Stock"), outstanding as of the close of business on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Date") shall automatically without any action on the part of the holder of the Old Common Stock be converted into one sixtieth (1/60) of the number of shares of Common Stock, par value $.001 per share ("New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates are converted under the terms hereof. Prior to the Effective Date, there are 35,834,012 shares of issued and outstanding shares of Old Common Stock and 14,165,988 shares of authorized but unissued shares of Old Common Stock. On the Effective

     Date, there will be approximately 597,234 issued and outstanding shares of New Common Stock and 99,402,766 shares of authorized but unissued shares of New Common Stock. The 35,834,012 shares of Old Common Stock are hereby changed into approximately 597,234 shares of New Common Stock at the rate of one share of New Common Stock for every sixty shares of Old Common Stock with all fractional shares equal to or greater than .50 rounded up to the next whole share and those less than .50 eliminated and paid for in cash.


Fourth: That thereafter, pursuant to resolutions of the board of directors, the amendments were authorized by resolutions adopted by the affirmative vote of the stockholders holding not less than the necessary number of shares required by written consent to so authorize, all in accordance with Section 228 of the General Corporation Law of the State of Delaware.



Fifth: That said amendments to the Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.



Sixth: That the capital of the corporation shall not be reduced under or by reason of said amendments.




IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ____ day of July, 2002.





                                   --------------------------------------------
                                   Scott Walker, President and Chairman

                                                                       EXHIBIT B




                               AMENDMENT AGREEMENT



         THIS AMENDMENT AGREEMENT (the "Amendment") is made and entered into as of this 27th day of April, 2002, by and among Return Assured Incorporated, a Delaware corporation with its principal place of business at 1901 Avenue of the Stars, Suite 1710, Los Angeles, California 90067 (the "Company"), EliteJet, Inc., a Nevada corporation with its principal place of business at 5962 La Place Court, Suite 230, Carlsbad, California 92008 ("Elite"), and Scott Walker, an individual and the sole shareholder of Elite (the "Shareholder" and together with the Company and Elite, the "Parties").



         WHEREAS, the Parties entered into an Acquisition Agreement dated April 26, 2002 (the "Agreement") pursuant to which Elite and the Shareholder agreed to transfer and deliver to the Company all of the issued and outstanding capital stock of Elite in exchange for an aggregate of 7,000,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"); and



         WHEREAS, the Parties desire to make certain amendments to the Agreement.



         NOW, THEREFORE, in consideration of the premises, and of the promises, covenants and conditions contained herein, the Parties intending to be legally bound hereby agree as follows:



         1. Number of Shares of Common Stock to be Issued. Each of (i) the Fourth Whereas clause, (ii) Article 1 and (iii) Article 2(b) of the Agreement is hereby amended to replace the words "seven million (7,000,000)" contained therein in their entirety with the words "four hundred twenty million (420,000,000)", it being the absolute and unequivocal intention of each of the Parties that the number of shares of Common Stock to be issued to the Shareholder in connection with the transactions contemplated by the Agreement be an amount equal to four hundred twenty million (420,000,000) before giving effect to any change in capitalization of the Company or seven million (7,000,000) after taking into account the contemplated change in the Company's capitalization pursuant to a pending 1 for 60 reverse split of the Common Stock, but not both. For purposes of clarity, the following table sets forth the proper issuance of Common Stock to the Shareholder pursuant to the Agreement either pre- or post-reverse split:



CAPITALIZATION                     NO. OF SHARES OF COMMON STOCK
Pre-Split                                            420,000,000

                         or

Post-1 for 60 Reverse Split                            7,000,000

         2. Condition Subsequent to Closing. Article 6 is hereby amended to add a second paragraph as follows:



                           "Furthermore, the obligations of each party to this Agreement are expressly subject to a condition subsequent to the Closing that both a (i) one-for-sixty (1-60) reverse split of the Common Stock and (ii) change in the Company's authorized Common Stock to an amount no less than 100,000,000 shares of Common Stock shall have been approved by the shareholders of the Company and shall have taken effect."



         3. Terms of Agreement. Any term or condition contained in the Agreement and not otherwise amended pursuant to this Amendment shall remain in full force and effect in each and every respect.



         4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts or choice of laws thereof.



         5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.




                                          RETURN ASSURED INCORPORATED




                                          By:
                                             ----------------------------------
                                                Name:
                                                Title:




                                          ELITEJET, INC.




                                          By:
                                             ----------------------------------
                                                Name:
                                                Title:




                                          Shareholder




                                          -----------------------------------
                                          Scott Walker

                                                                      Exhibit C




                          ACCOUNTANT'S AWARENESS LETTER




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




We are aware that our report dated April 4, 2002 on our review of the interim financial statements of Return Assured Incorporated and Subsidiaries as of February 28, 2002 and for the three-month and six-month periods ended February 28, 2002 included in the Form 10-QSB for the quarter ended February 28, 2002 is being incorporated by reference in the Company's Preliminary Information Statement on Schedule 14C. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered as part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.







GOLDSTEIN GOLUB KESSLER LLP
New York, New York
July 18, 2002

                                                                       EXHIBIT D

                          ACCOUNTANT'S AWARENESS LETTER

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We are aware that our report dated January 14, 2002, on our review of the interim financial statements of Return Assured Incorporated and Subsidiaries as of November 30, 2001 and for the three month period ended November 30, 2001 included in the Form 10-QSB for the quarter ended November 30, 2001 is being incorporated by reference in the Company's Preliminary Information Statement on
Schedule 14C. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered as part of the Information Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York
July 18, 2002

                                                                       EXHIBIT E

                         CONSENT OF INDEPENDENT AUDITORS
                          INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Return Assured Incorporated

We hereby consent to the incorporation by reference in this Preliminary Information Statement on Schedule 14C of our report dated November 30, 2001 on the consolidated financial statements of Return Assured Incorporated and Subsidiaries appearing in the Annual Report on Form 10- KSB of Return Assured Incorporated, for the year ended August 31, 2001.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York
July 18, 2002

                                                                       EXHIBIT F

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Return Assured Incorporated

We hereby consent to the incorporation by reference in this Preliminary Information Statement on Schedule 14C of Return Assured Incorporated, formerly known as Hertz Technology Group, Inc., of our report dated October 26, 2000 on the consolidated financial statements of Hertz Technology Group, Inc and Subsidiaries appearing in the Annual Report on Form 10-KSB, as amended, of Return Assured Incorporated for the year ended August 31, 2000.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York
July 18, 2002

                                                                       EXHIBIT G

CONSENT OF INDEPENDENT AUDITORS

July 18, 2002

Board of Directors
Return Assured Incorporated
5962 La Place Court, Suite 230
Carlsbad, CA 92008


Dear Sirs,

We consent to the incorporation by reference in this Preliminary Information Statement on Schedule 14C of Return Assured Incorporated, formerly known as Hertz Technology Inc., of our report dated September 27, 2000 and October 17, 2000 relating to the audited financial statements for the period ending August 31, 2000 of Return Assured Incorporated (formerly A Sure eCommerce, Inc.)
appearing in the Annual Report on Form 10-KSB, as amended, of Return Assured Incorporated, formerly known as Hertz Technology Group, Inc., for the year ended August 31, 2000.

Pannell Kerr Forster
CHARTERED ACCOUNTANTS
VANCOUVER, CANADA

                                                                       EXHIBIT H

EXHIBIT H

CONSENT OF INDEPENDENT AUDITORS
INDEPENDENT AUDITOR'S CONSENT

To the Board Of Directors
Return Assured Incorporated

We hereby consent to the incorporation by reference in Amendment No. 2 to the Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended of Return Assured Incorporated on Schedule 14C of our report dated July 10, 2002 relating to our audit of the consolidated financial statements of EliteJet, Inc. and Subsidiary (a Nevada corporation formerly known as ExecJet, Inc.) as of December 31, 2001, and the related consolidated statements of operations, stockholder's equity, and cash flows for the two-year period ended December 31, 2001 which appear in such Schedule 14C.


Rogoff & Company, P.C.
New York, New York
July 19, 2002